GERMAN AMERICAN BANCORP

NEWS RELEASE

For additional information, contact:

Mark A Schroeder, President/CEO of German American Bancorp

Bradley M. Rust, Senior Vice President/CFO of German American Bancorp

(812) 482-1314

April 25, 2006	GERMAN AMERICAN BANCORP REPORTS RECORD QUARTERLY EARNINGS

German American Bancorp, Jasper, Indiana, (NASDAQ: GABC) announced today the Company’s first quarter 2006 financial results grew to a record level in terms of both net income and earnings per share. The Company’s 2006 net income of $2,563,000, or $0.23 per share, represents the highest level of quarterly earnings in the Company’s history and approximates a 6% increase over last year’s first quarter net income of $2,411,000, or $0.22 per share.

Mark A. Schroeder, President & Chief Executive Officer of German American, commenting on the Company’s first quarter financial performance stated, “The achievement of these record quarterly earnings is a continuation of our Company’s recent trend of solid quarterly financial performance and comes on the heels of our previously reported record performance for the full year period in 2005. We’re optimistic that our record first quarter results will provide the impetus for strong financial performance throughout the balance of 2006, and remain hopeful that the combination of this trend of record financial performance and our stock’s extremely attractive dividend yield will positively impact our stock’s long-term performance.”

The Company’s 2006 first quarter financial results are inclusive of the operating results of the recently completed acquisitions of PCB Holding Company and Stone City Bancshares, Inc. The current year first quarter earnings improvement, as compared to the first quarter of the prior year, was driven by an increase in net interest income, largely attributable to an increased tax-equivalent net interest margin and to the operations of the recent acquisitions, as well as a slightly higher level of non-interest income.

The increase in non-interest income was dampened by a $222,000 decline in mortgage servicing right recoveries, as a $45,000 recovery of previously recognized mortgage service rights impairment was recorded in 2006, compared to a recovery of $267,000 in 2005. Contributing to the increase in non-interest income was a $144,000 increase in the level of annual contingency commission income recorded within the Company’s insurance operations during 2006 over that recorded in the prior year.

GERMAN AMERICAN BANCORP

NEWS RELEASE

For additional information, contact:

Mark A Schroeder, President/CEO of German American Bancorp

Bradley M. Rust, Senior Vice President/CFO of German American Bancorp

(812) 482-1314

The Company’s provision for loan losses was $192,000 lower in 2006 than that which was booked during the first quarter of 2005 as the need to establish increased reserves stabilized during the current quarter in comparison to the first quarter of 2005. Other non-interest expenses increased by $765,000, or slightly less than 10%, during the current year with the vast majority of the increase attributable to inclusion of the operating expenses of the recently completed acquisitions of PCB Holding Company and Stone City Bancshares, Inc. in the 2006 reported financial results. The integration of both operations is in line with original expectations and proceeding as planned.

The Company also announced its Board of Directors has declared a regular quarterly cash dividend of $0.14 per share which will be payable on May 20, 2006 to shareholders of record as of May 10, 2006.

German American Bancorp is a $1 billion financial services holding company based in Jasper, Indiana. The Company’s Common Stock is traded on NASDAQ’s National Market System under the symbol GABC. Including Stone City Bank, which was acquired January 1, 2006, the Company now operates six affiliated community banks with 29 retail banking offices in the nine contiguous Southwestern Indiana counties of Daviess, Dubois, Gibson, Knox, Lawrence, Martin, Perry, Pike, and Spencer. The Company also operates German American Financial Advisors & Trust Company, a trust, brokerage and financial planning subsidiary operating from the banking offices of the bank subsidiaries and German American Insurance, Inc., a full-line property and casualty insurance subsidiary with five independent insurance offices throughout its market area. The Company’s lines of business include retail and commercial banking, mortgage banking, comprehensive wealth management, full service brokerage and trust administration, title insurance, and a full range of personal and corporate insurance products.

GERMAN AMERICAN BANCORP

NEWS RELEASE

For additional information, contact:

Mark A Schroeder, President/CEO of German American Bancorp

Bradley M. Rust, Senior Vice President/CFO of German American Bancorp

(812) 482-1314

Forward-Looking Statements

German American’s statements in this press release regarding financial performance, dividend yield, long-term stock performance and provision for loan losses may be deemed to include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in the press release. Factors which could cause actual results and experience to differ from these expectations include changes in interest rates; changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; changes in general economic conditions, either nationally or regionally, resulting in, among other things, credit quality deterioration; capital management activities; actions of the Federal Reserve Board; changes in accounting principles and interpretations; and legislative and regulatory actions and reforms. These forward-looking statements speak only as of the date of this press release and German American undertakes no obligation to update any such forward-looking statement to reflect events or circumstances that occur after the date hereof.

GERMAN AMERICAN BANCORP
(unaudited, dollars in thousands excpet per share data)

Consolidated Balance Sheets
	March 31,
	2006	2005

ASSETS
Cash and Due from Banks	$29,067	$18,951
Short-term Investments	26,662	5,533
Investment Securities	202,580	200,375

Loans Held-for-Sale	2,186	3,517

Loans, Net of Unearned Income	683,330	619,497
Allowance for Loan Losses	(9,721)	(8,968)

Net Loans	673,609	610,529

Stock in FHLB and Other Restricted Stock	14,483	13,686
Premises and Equipment	22,422	19,708
Goodwill and Other Intangible Assets	13,014	4,067
Other Assets	41,093	36,106

TOTAL ASSETS	$1,025,116	$912,472

LIABILITIES
Non-interest-bearing Demand Deposits	$137,603	$122,873
Interest-bearing Demand, Savings, and
Money Market Accounts	315,811	294,282
Time Deposits	354,160	304,286

Total Deposits	807,574	721,441

Borrowings	117,468	96,630
Other Liabilities	12,207	11,287

TOTAL LIABILITIES	937,249	829,358

SHAREHOLDERS' EQUITY
Common Stock and Surplus	79,065	77,347
Retained Earnings	10,415	6,664
Accumulated Other Comprehensive Loss	(1,613)	(897)

TOTAL SHAREHOLDERS' EQUITY	87,867	83,114

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,025,116	$912,472

END OF PERIOD SHARES OUTSTANDING	11,006,904	10,880,948

BOOK VALUE PER SHARE	$7.98	$7.64
Consolidated Statements of Income
	Three Months Ended March 31,
	2006	2005

INTEREST INCOME
Interest and Fees on Loans	$12,382	$9,914
Interest on Short-term Investments	126	87
Interest and Dividends on Investment Securities	2,240	2,003

TOTAL INTEREST INCOME	14,748	12,004

INTEREST EXPENSE
Interest on Deposits	4,482	2,889
Interest on Borrowings	1,390	1,116

TOTAL INTEREST EXPENSE	5,872	4,005

Net Interest Income	8,876	7,999
Provision for Loan Losses	290	482

Net Interest Income after
Provision for Loan Losses	8,586	7,517

NON-INTEREST INCOME
Net Gain on Sales of Loans and Related Assets	213	236
Net Gain/(Loss) on Securities	—	—
Other Non-interest Income	3,481	3,405

TOTAL NON-INTEREST INCOME	3,694	3,641

NON-INTEREST EXPENSE
Salaries and Benefits	5,184	4,596
Other Non-interest Expenses	3,519	3,342

TOTAL NON-INTEREST EXPENSE	8,703	7,938

Income before Income Taxes	3,577	3,220
Income Tax Expense	1,014	809

NET INCOME	$2,563	$2,411

EARNINGS PER SHARE & DILUTED EARNINGS PER SHARE	$0.23	$0.22

WEIGHTED AVERAGE SHARES OUTSTANDING	10,993,232	10,894,953
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	10,996,598	10,911,363

EARNINGS PERFORMANCE RATIOS
Annualized Return on Average Assets	1.02%	1.04%
Annualized Return on Average Equity	11.69%	11.39%
Net Interest Margin	4.03%	3.93%
Efficiency Ratio (1)	67.70%	66.40%
Net Overhead Expense to Average Earning Assets (2)	2.18%	2.01%

ASSET QUALITY RATIOS
Annualized Net Charge-offs to Average Loans	0.18%	0.20%
Allowance for Loan Losses to Period End Loans	1.42%	1.45%
Non-performing Assets to Period End Assets	1.56%	0.64%
Non-performing Loans to Period End Loans	2.17%	0.89%

(1) Efficiency Ratio is defined as Non-interest Expense divided by the sum of Net Interest Income, on a tax equivalent basis, and Non-interest Income.
(2) Net Overhead Expense is defined as Total Non-interest Income less Total Non-interest Expense.